                                                                                                                                                                                                                                                                                                                                                                                                        L14000058459
                                                                                                                                                                                                                                                                                                                                                                                                        FILED 8:00 AM
                                                                                                                                                                                                                                                                                                                                                                                                        April 09, 2014
                                                                                                                                                                                                                                                                                                                                                                                                        Sec. Of State
                                                                                                                                                                                                                                                                                                                                                                                                        syoung

Electronic Articles of Organization
For
Florida Limited Liability Company

Article I

The name of the Limited Liability Company is:
     SILC HOLDINGS, LLC

Article II

The street address of the principal office of the Limited Liability Company is:
     38740 SAINT JOHN’S PARKWAY
     SANFORD, FL.  32771

The mailing address of the Limited Liability Company is:
     38740 SAINT JOHN’S PARKWAY
     SANFORD, FL.  32771

The name and Florida street address of the registered agent is:
     RICHARDS LAW FIRM. P.A.
     151 SOUTHHALL LANE
     230
     MAITLAND, FL.  32751

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity.  I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.
Registered Agent Signature:  L. HOPE RICHARDS

                                                                                                                                                                                                                                                                                                                                                                                                     L14000058459
                                                                                                                                                                                                                                                                                                                                                                                                     FILED 8:00 AM
                                                                                                                                                                                                                                                                                                                                                                                                    April 09, 2014
                                                                                                                                                                                                                                                                                                                                                                                                    Sec. Of State
                                                                                                                                                                                                                                                                                                                                                                                                     syoung

Article IV
The name and address of person(s) authorized to manage LLC:

Title:  AMBR
ERNEST C AULLS III
38740 SAINT JOHN’S PARKWAY
SANFORD, FL.  32771  US

Title:  AMBR
NATHAN H TROMBETTI
38740 SAINT JOHN’S PARKWAY
SANFORD, FL.  32771  US

Signature of member or an authorized representative
Electronic Signature:  RYAN CIPPARONE

I am the member or authorized representative submitting these Articles of Organization and affirm that the facts stated herein are true.  I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st is in the calendar year following formation of the LLC and every year thereafter to maintain “active” status.